UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2009 (January 15, 2009)

IMMTECH PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14907	39-1523370
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One North End Avenue New York, New York	10282
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 791-2911

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to Form 8-K amends and restates the Form 8-K filed by Immtech Pharmaceuticals, Inc. (the “Company”) with the Securities and Exchange Commission (“SEC”) on January 15, 2009 in response to a letter the Company received from the SEC on February 27, 2009.  The SEC requested that the Company modify the disclosure regarding the discontinued use of its former auditor and the hiring of a new auditor to comply specifically with the language in Item 304 of Regulation S-K.

ITEM 4.01 Changes in Registrant’s Certifying Accountant.

(a) On January 15, 2009, Immtech Pharmaceuticals, Inc. (the “Company”) discontinued using Deloitte & Touche LLP (“Deloitte”) as its independent registered public accounting firm. The decision to change accounting firms was approved by the Company’s Board of Directors.

The audit report of Deloitte on the Company’s financial statements for the fiscal years ended March 31, 2008 and March 31, 2007 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

The audit report of Deloitte on the consolidated financial statements of the Company as of and for the fiscal year ended March 31, 2008 contained an explanatory paragraph which stated “The accompanying financial statements, for the year ended March 31, 2008, have been prepared assuming the Company will continue as a going concern. The Company is a development stage enterprise engaged in developing and commercializing drugs for infectious diseases. As discussed in Note 1 to the financial statements, the Company’s recurring losses from operations and cash position raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also discussed in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty;” and contained an explanatory paragraph which stated “As described in Notes 1 and 8 to the consolidated financial statements, effective April 1, 2006, the Company changed its method for share-based compensation to adopt Financial Accounting Standards Board (FASB) Statement No. 123 (revised 2004), Share-Based Payment.”

During the Company’s fiscal years ended March 31, 2008 and March 31, 2007 and through January 15, 2009, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make a reference to the subject matter of the disagreements in connection with their report, or reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

(b) The Company has engaged Virchow, Krause & Company, LLP (“Virchow Krause”) to assume the role of its new independent registered public accounting firm. The decision to engage Virchow Krause was approved by the Board of Directors on January 15, 2009, effective immediately.

The Company has not consulted with Virchow Krause during its two most recent fiscal years ended March 31, 2008 and March 31, 2007, and through January 15, 2009, prior to its appointment as the Company’s independent auditor with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and Virchow Krause did not provide either in a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304 (a)(1)(v) of Regulation S-K.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

No.	Exhibit

16.1	Letter of Deloitte & Touche LLP dated March 6, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2009	IMMTECH PHARMACEUTICALS, INC.

/s/ Eric L. Sorkin

Eric L. Sorkin Chairman, Chief Executive Officer and President

EXHIBIT INDEX

No.	Exhibit

16.1	Letter of Deloitte & Touche LLP dated March 6, 2009